Exhibit 99.1
The Container Store Group, Inc. Announces Second Quarter 2024 Financial Results
Second quarter consolidated net sales of $196.6 million, down 10.5% compared to the second quarter of fiscal 2023, including 20 basis points of positive foreign exchange impact

Comparable store sales^ down 12.5% compared to the second quarter of fiscal 2023

Second quarter loss per share of $4.85 compared to loss per share of $7.17 in the second quarter of fiscal 2023; Adjusted loss per share* of $3.23 compared to adjusted income per share* of $0.11 in the second quarter of fiscal 2023

Coppell, TX — October 29, 2024 — The Container Store Group, Inc. (NYSE: TCS) (the “Company”), today announced its financial results for the second quarter of fiscal 2024 ended September 28, 2024. All share and per share information reported in this press release have been retroactively adjusted to reflect the reverse stock split that became effective on September 3, 2024.
For the second quarter of fiscal 2024:
•Consolidated net sales were $196.6 million, down 10.5%, compared to the second quarter of fiscal 2023. Net sales in The Container Store retail business (“TCS”) were $186.8 million, down 10.4%. Elfa International AB (“Elfa”) third-party net sales were $9.8 million, down 12.9% compared to the second quarter 2023. Excluding the impact of foreign currency translation, Elfa third-party net sales were down 16.2%.
•Comparable store sales^ decreased 12.5%, with general merchandise categories down 18.7%, contributing a decrease of 1,200 basis points to comparable store sales^. Custom Spaces+ were down 1.5%, negatively impacting comparable store sales^ by 50 basis points.
•Consolidated net loss and net loss per share were $16.1 million and $4.85 per share, compared to net loss of $23.7 million and $7.17 per share, respectively, in the second quarter of fiscal 2023. Adjusted net loss per share* was $3.23 compared to adjusted net income per share* of $0.11 in fiscal 2023.

Satish Malhotra, Chief Executive Officer and President of The Container Store, commented, "Our second quarter sales results reflect continued sequential improvement compared to the prior quarter results. Custom Spaces continued to relatively outperform and, from a customer demand perspective, orders placed, but not yet delivered to customers experienced year over year growth during the second quarter of fiscal 2024. In addition, general merchandise has continued to sequentially improve as we remain focused on ensuring we are in-stock in core product categories, while also enhancing key areas of the assortment with newness and innovation. While the environment has remained challenging and promotions have intensified, we are pleased to see traffic trends improve from earlier in the year and look forward to continuing on the trajectory we are building. Additionally, we are excited to realize the longer-term opportunities that we believe will come from our recently announced partnership with Beyond, Inc."
Second Quarter Fiscal 2024 Results
For the second quarter (thirteen weeks) ended September 28, 2024:
•Consolidated net sales were $196.6 million, down 10.5%, compared to the second quarter of fiscal 2023.
◦Net sales in TCS were $186.8 million, down 10.4%.
◦Comparable store sales^ decreased 12.5%, with general merchandise categories down 18.7%, contributing a decrease of 1,200 basis points to comparable store sales^. Custom Spaces+ were down 1.5%, negatively impacting comparable store sales^ by 50 basis points.

◦Online sales decreased 13.7% compared to the second quarter of fiscal 2023.
◦Elfa third-party net sales were $9.8 million, down 12.9% compared to the second quarter of fiscal 2023. Excluding the impact of foreign currency translation, Elfa third-party net sales were down 16.2% primarily due to a decline in sales in Nordic markets.
•Consolidated gross margin was 55.5%, a decrease of 210 basis points, compared to the second quarter of fiscal 2023. TCS gross margin decreased 260 basis points to 54.3% primarily due to increased promotional activity and unfavorable product and services mix, partially offset by lower freight costs. Elfa gross margin increased 250 basis points compared to the second quarter of fiscal 2023 primarily due to price increases to customers.
•Consolidated selling, general and administrative expenses (“SG&A”) decreased $4.1 million, or 3.7% to $105.2 million in the second quarter of fiscal 2024 from $109.3 million in the second quarter of fiscal 2023. SG&A as a percentage of net sales increased 380 basis points to 53.5%, with the increase primarily due to deleverage of fixed costs associated with lower sales and increased marketing spend in the second quarter of fiscal 2024.
•A non-cash long-lived asset impairment charge of $3.4 million was recorded in the second quarter of fiscal 2024 related to one underperforming store and a planned store closure in fiscal 2024.
•Consolidated other expenses was $3.5 million in the second quarter of fiscal 2024, primarily due to legal and professional fees related to the strategic alternatives review, as well as employee retention costs incurred.
•Consolidated net interest expense increased 15.4% to $6.0 million in the second quarter of fiscal 2024 from $5.2 million in the second quarter of fiscal 2023. The increase was primarily due to higher borrowings under the Revolving Credit Facility and a higher interest rate on the Senior Secured Term Loan Facility during the second quarter of fiscal 2024 compared to the second quarter of fiscal 2023.
•The effective tax rate was 21.5% in the second quarter of fiscal 2024, as compared to negative 2.6% in the second quarter of fiscal 2023. The increase in the effective tax rate was primarily related to the impact of discrete items on a pre-tax loss in the second quarter of fiscal 2023.
•Net loss was $16.1 million, or $4.85 per diluted share, in the second quarter of fiscal 2024 compared to net loss of $23.7 million, or $7.17 per diluted share, in the second quarter of fiscal 2023. Adjusted net loss* was $10.7 million, or $3.23 per diluted share, in the second quarter of fiscal 2024 compared to adjusted net income* of $0.4 million, or $0.11 per diluted share, in the second quarter of fiscal 2023.
•Adjusted EBITDA* was $3.9 million in the second quarter of fiscal 2024 compared to $17.0 million in the second quarter of fiscal 2023.
For the fiscal year-to-date (twenty-six weeks) ended September 28, 2024:
•Consolidated net sales were $378.4 million, down 11.3%, compared to the twenty-six weeks ended September 30, 2023.
◦Net sales in TCS were $358.3 million, down 11.2%.
◦Comparable store sales^ decreased 13.1%, with general merchandise categories down 20.2%, contributing a decrease of 1,310 basis points to comparable store sales^. Custom Spaces+ were flat year over year on a comparable store sales basis^.
◦Online sales decreased 19.8% compared to the twenty-six weeks ended September 30, 2023.
◦Elfa third-party net sales were $20.1 million, down 13.3% compared to the twenty-six weeks ended September 30, 2023. Excluding the impact of foreign currency translation, Elfa third-party net sales were down 14.2% primarily due to a decline in sales in Nordic markets.
•Consolidated gross margin was 56.8%, an increase of 30 basis points, compared to the twenty-six weeks ended September 30, 2023. TCS gross margin increased 30 basis points to 56.0% primarily due to lower freight costs, partially offset by increased promotional activity. Elfa gross margin increased 360 basis points compared to the twenty-six weeks ended September 30, 2023 primarily due to price increases to customers.
•Consolidated selling, general and administrative expenses (“SG&A”) decreased $10.1 million, or 4.6% to $210.6 million in the twenty-six weeks ended September 28, 2024 from $220.7 million in the twenty-six weeks ended September 30, 2023. SG&A as a percentage of net sales increased 390 basis points to 55.6%, with the increase primarily due to deleverage of fixed costs associated with lower sales and increased marketing spend in the twenty-six weeks ended September 28, 2024.
•A non-cash long-lived asset impairment charge of $4.3 million was recorded in the twenty-six weeks ended September 28, 2024 related to one underperforming store and two store closures in fiscal 2024.
•Consolidated other expenses was $5.2 million in the twenty-six weeks ended September 28, 2024, primarily due to legal and professional fees related to the strategic alternatives review, as well as employee retention costs incurred in the twenty-six weeks ended September 28, 2024. Consolidated other expenses was $2.5 million in the twenty-six weeks ended September 30, 2023, primarily due to severance costs associated with the elimination of certain positions last fiscal year.
•Consolidated net interest expense increased 12.8% to $11.5 million in the twenty-six weeks ended September 28, 2024 from $10.2 million in the twenty-six weeks ended September 30, 2023. The increase was primarily due to higher borrowings under the Revolving Credit Facility and a higher interest rate on the Senior Secured Term Loan Facility during the twenty-six weeks ended September 28, 2024 compared to the twenty-six weeks ended September 30, 2023.
•The effective tax rate was 22.4% in the twenty-six weeks ended September 28, 2024, as compared to 7.8% in the twenty-six weeks ended September 30, 2023. The increase in the effective tax rate was primarily related to the impact of discrete items on a pre-tax loss in the twenty-six weeks ended September 30, 2023.
•Net loss was $30.8 million, or $9.30 per diluted share, in the twenty-six weeks ended September 28, 2024 compared to net loss of $35.5 million, or $10.79 per diluted share, in the twenty-six weeks ended September 30, 2023. Adjusted net loss* was $23.4 million, or $7.06 per diluted share, in the twenty-six weeks ended September 28, 2024 compared to adjusted net loss* of $9.8 million, or $2.97 per diluted share, in the twenty-six weeks ended September 30, 2023.
•Adjusted EBITDA* was $5.6 million in the twenty-six weeks ended September 28, 2024 compared to $19.9 million in the twenty-six weeks ended September 30, 2023.
New and Existing Stores
As of September 28, 2024, the Company store base was 103 as compared to 98 as of September 30, 2023. The Company opened one store and closed one store during the second quarter of fiscal 2024. The Company continues to plan to open two more new stores and expects to close one store in the remainder of fiscal 2024. All new and relocated stores in fiscal 2024 are build-to-suit.
Balance sheet and liquidity highlights:

(In thousands) (unaudited)	September 28, 2024	September 30, 2023

Cash	$66,123	$10,195
Total debt, net of deferred financing costs	$231,992	$173,201
Liquidity[1]	$96,525	$104,303
Net cash provided by operating activities	$4,702	$20,691
Free cash flow*	$(10,568)	$(1,346)
_____________________________________________
(1)Cash plus availability on revolving credit facilities.

Share repurchase
There were no repurchases during the second quarter of fiscal 2024. The Company has $25.0 million remaining of the original $30.0 million authorization for share repurchases. However, any repurchases under the program would require the written consent of Beyond, Inc. pursuant to the terms of the Securities Purchase Agreement we entered into with Beyond on October 15, 2024.

Subsequent Events

On October 15, 2024, the Company and Beyond, Inc ("Beyond"). announced that the companies have entered into a strategic partnership with the objective of improving customer experience utilizing both the iconic Bed Bath and Beyond Brand and The Container Store. As part of the terms of the collaboration, Beyond has agreed to invest $40.0 million in The Container Store through a preferred equity transaction subject to certain terms and conditions, including an amendment or refinancing of The Container Store’s credit facilities in a manner commercially acceptable to Beyond.

Pursuant to the securities purchase agreement and contingent upon the Company refinancing or amending its secured credit facilities, The Container Store will issue approximately 40,000 shares of a newly created series of the Company’s preferred stock to Beyond for an aggregate purchase price of $40.0 million.

Following a refinancing or amendment of the Company’s credit facilities and the approval by shareholders pursuant to a shareholder vote, and subject to certain other conditions, the preferred stock would convert to Common Stock at a price of $17.25 which would result in ownership of approximately 40% of The Container Store common equity by Beyond.
In line with prior quarter practice and pending closure of the transaction with Beyond, the Company is not providing financial guidance.
References
* See Reconciliation of GAAP to Non-GAAP Financial Measures table.
+ Custom Spaces includes metal-based and wood-based custom space products and in-home installation services.
^ Comparable store sales includes all net sales from our TCS segment, except for sales from stores open less than sixteen months, stores that have been closed permanently, stores that have been closed temporarily for more than seven days and C Studio sales to third parties.
Conference Call Information
A conference call to discuss second quarter fiscal 2024 financial results is scheduled for today, October 29, 2024, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-3982 (international callers please dial 201-493-6780) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.containerstore.com.

A taped replay of the conference call will be available within three hours of the conclusion of the call and can be accessed both online and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 13744078. The replay will be available until November 29, 2024.
About The Container Store
The Container Store Group, Inc. (NYSE: TCS) is the nation’s leading specialty retailer of organizing solutions, custom spaces, and in-home services – a concept they originated in 1978. Today, with locations nationwide, the retailer offers more than 10,000 products designed to transform lives through the power of organization.
Visit www.containerstore.com for more information about products, store locations, services offered and real-life inspiration.
Follow The Container Store on Facebook, X, Instagram, TikTok, YouTube, Pinterest and LinkedIn.

Additional Information About the Transaction and Where to Find It

This communication relates to, among other things, the proposed transaction of the issuance of preferred stock by the Company pursuant to the definitive documents, which provides that the Company shall use efforts to call and hold a special meeting of the stockholders of the Company, as promptly as reasonably practicable following the closing of the transaction, to seek stockholder approval. In connection with the proposed special meeting of stockholders to seek stockholder approval, the Company will file relevant materials with the Securities Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the Securities Exchange Commission or send to its stockholders in connection with the proposed transaction.

INVESTORS AND STOCKHOLDERS OF THE CONTAINER STORE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CONTAINER STORE AND THE PROPOSED TRANSACTION.

Investors may obtain a free copy of these materials (when they are available) and other documents filed by The Container Store with the SEC at the SEC’s website at www.sec.gov or from The Container Store at its website at https://investor.containerstore.com.

Participants in the Solicitation

The Container Store and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of The Container Store’s stockholders in connection with the proposed transaction will be set forth in The Container Store’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by The Container Store’s stockholders. You may also find additional information about The Container Store’s directors and executive officers in The Container Store’s Annual Report on Form 10-K for the fiscal year ended March 30, 2024, which was filed with the SEC on May 28, 2024, The Container Store’s Definitive Proxy Statement for its 2024 annual meeting of stockholders, which was filed with the SEC on July 9, 2024, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our strategic alternatives review process, expectations regarding the transaction with Beyond, Inc. and refinancing or amending our credit facilities, our goals, strategies, priorities, challenges and initiatives, growth opportunities, and expected store openings and closures.
These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the timeline for the completion of the strategic alternatives review process is unknown and there can be no assurance that the process will result in any particular outcome; risks relating to our collaboration agreement with Beyond, Inc.; the equity investment by Beyond, Inc. is subject to conditions, including our ability to amend or refinance our debt in a manner commercially acceptable to Beyond, Inc., and may not close by January 31, 2025 or at all; there is substantial doubt regarding our ability to continue as a going concern; the Rights Agreement includes terms and conditions that could discourage a takeover or other transaction that stockholders may consider favorable; a decline in the health of the economy and the purchase of discretionary items; results of operations and financial condition; our ability to continue to lease space on favorable terms; costs and risks relating to new store openings; quarterly and seasonal fluctuations in our operating results; cost increases that are beyond our control; our inability to protect our brand; our failure or inability to protect our intellectual property rights; our inability to source and market new products to meet consumer preferences; failure to successfully anticipate, or manage inventory commensurate with, consumer preferences and demand; our inability to obtain merchandise from our vendors on a timely basis and at competitive prices; vendors may sell similar or identical products to our competitors; our and our vendors’ vulnerability to natural disasters and other unexpected events; disruptions at our manufacturing facilities; product recalls and/or product liability, as well as changes in product safety and other consumer protection laws; risks relating to operating multiple distribution centers and domestic and international manufacturing facilities; our dependence on foreign imports for our merchandise; our reliance upon independent third party transportation providers; our inability to effectively manage our online sales; effects of a security breach or cyber-attack of our website or information technology systems, including relating to our use of third-party web service providers; damage to, or interruptions in, our information systems as a result of external factors, working from home arrangements, staffing shortages and difficulties in updating our existing software or developing or implementing new software; failure to comply with laws and regulations relating to privacy, data protection, and consumer protection; our indebtedness may restrict our current and future operations, and we may not be able to comply with the covenants in our credit facilities or refinance or amend our credit facilities on favorable terms, or at all; fluctuations in currency exchange rates; our inability to maintain sufficient levels of cash flow to meet growth expectations; our fixed lease obligations; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; changes to global markets and inability to predict future interest expenses; our reliance on key executive management; our inability to find, train and retain key personnel; labor relations difficulties; increases in labor costs; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws; impairment charges and effects of changes in estimates or projections used to assess the fair value of our assets; significant fluctuations in the price of our common stock; substantial future sales of our common stock, or the perception that such sales may occur, which could depress the price of our common stock; risks related to being a public company; our performance meeting guidance provided to the public; anti-takeover provisions in our governing documents, which could delay or prevent a change in control; and our failure to establish and maintain effective internal controls.
These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, (the “SEC”) on May 28, 2024 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

The Container Store Group, Inc.
Consolidated statements of operations

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(In thousands, except share and per share amounts) (unaudited)	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023

Net sales	$196,575	$219,731	$378,436	$426,843
Cost of sales (excluding depreciation and amortization)	87,537	93,064	163,303	185,627
Gross profit	109,038	126,667	215,133	241,216
Selling, general, and administrative expenses (excluding depreciation and amortization)	105,214	109,270	210,564	220,650
Stock-based compensation	196	615	514	1,089
Pre-opening costs	867	549	1,614	734
Depreciation and amortization	10,346	10,383	21,219	20,895
Indefinite-lived asset impairment charges	—	23,447	—	23,447
Long-lived asset impairment charges	3,390	—	4,291	—
Other expenses	3,488	7	5,174	2,460
Loss (gain) on disposal of assets	—	220	(23)	221
Loss from operations	(14,463)	(17,824)	(28,220)	(28,280)
Interest expense, net	6,044	5,238	11,512	10,205
Loss before taxes	(20,507)	(23,062)	(39,732)	(38,485)
(Benefit) provision for income taxes	(4,401)	591	(8,894)	(2,995)
Net loss	$(16,106)	$(23,653)	$(30,838)	$(35,490)

Net loss per common share — basic and diluted	$(4.85)	$(7.17)	$(9.30)	$(10.79)

Weighted-average common shares — basic and diluted	3,322,940	3,297,237	3,316,881	3,290,279

The Container Store Group, Inc.
Consolidated balance sheets

(In thousands)	September 28, 2024	March 30, 2024	September 30, 2023
Assets	(unaudited)		(unaudited)
Current assets:
Cash	$66,123	$21,000	$10,195
Accounts receivable, net	24,511	22,010	24,857
Inventory	152,600	158,434	173,438
Prepaid expenses	15,834	12,940	12,986
Income taxes receivable	5,291	5,118	1,091
Other current assets	8,791	11,046	9,189
Total current assets	273,150	230,548	231,756
Noncurrent assets:
Property and equipment, net	146,056	155,402	158,740
Noncurrent operating lease right-of-use assets	396,694	400,188	355,863
Goodwill	—	—	—
Trade names	147,683	146,449	219,558
Deferred financing costs, net	71	97	123
Noncurrent deferred tax assets, net	496	393	432
Other assets	5,054	3,288	3,037
Total noncurrent assets	696,054	705,817	737,753
Total assets	$969,204	$936,365	$969,509

The Container Store Group, Inc.
Consolidated balance sheets (continued)

(In thousands, except share and per share amounts)	September 28, 2024	March 30, 2024	September 30, 2023
Liabilities and shareholders’ equity	(unaudited)		(unaudited)
Current liabilities:
Accounts payable	$64,692	$59,873	$65,275
Accrued liabilities	79,667	70,076	71,362
Current borrowings on revolving lines of credit	—	—	2,820
Current portion of long-term debt	2,212	2,166	2,060
Current operating lease liabilities	64,465	60,692	61,533
Income taxes payable	617	280	912
Total current liabilities	211,653	193,087	203,962
Noncurrent liabilities:
Long-term debt	229,780	174,611	168,321
Noncurrent operating lease liabilities	372,122	378,524	323,230
Noncurrent deferred tax liabilities, net	15,955	24,185	43,790
Other long-term liabilities	6,862	6,267	5,793
Total noncurrent liabilities	624,719	583,587	541,134
Total liabilities	836,372	776,674	745,096

Shareholders’ equity:
Common stock, $0.01 par value, 250,000,000 shares authorized; 3,330,165 shares issued at September 28, 2024; 3,306,986 shares issued at March 30, 2024; 3,305,871 shares issued at September 30, 2023	33	33	33
Additional paid-in capital	874,874	874,390	873,612
Accumulated other comprehensive loss	(29,948)	(33,443)	(35,740)
Retained deficit	(712,127)	(681,289)	(613,492)
Total shareholders’ equity	132,832	159,691	224,413
Total liabilities and shareholders’ equity	$969,204	$936,365	$969,509

The Container Store Group, Inc.
Consolidated statements of cash flows

	Twenty-Six Weeks Ended
(In thousands) (unaudited)	September 28, 2024	September 30, 2023
Operating activities
Net loss	$(30,838)	$(35,490)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,219	20,895
Stock-based compensation	514	1,089
Impairment charges	4,291	23,447
(Gain) loss on disposal of assets	(23)	221
Deferred tax benefit	(8,584)	(4,603)
Non-cash interest	942	942
Other	397	176
Changes in operating assets and liabilities:
Accounts receivable	(2,108)	(25)
Inventory	6,720	(3,827)
Prepaid expenses and other assets	(3,035)	2,539
Accounts payable and accrued liabilities	14,947	10,776
Net change in lease assets and liabilities	(21)	5,574
Income taxes	232	(684)
Other noncurrent liabilities	49	(339)
Net cash provided by operating activities	4,702	20,691

Investing activities
Additions to property and equipment	(15,270)	(22,037)
Investments in non-qualified plan trust	(36)	(177)
Proceeds from non-qualified plan trust redemptions	750	472
Proceeds from sale of property and equipment	52	1
Net cash used in investing activities	(14,504)	(21,741)

Financing activities
Borrowings on revolving lines of credit	—	27,177
Payments on revolving lines of credit	—	(26,649)
Borrowings on long-term debt	55,000	20,000
Payments on long-term debt	(591)	(16,032)
Payment of taxes with shares withheld upon restricted stock vesting	(30)	(140)
Net cash provided by financing activities	54,379	4,356

Effect of exchange rate changes on cash	546	(69)

Net increase in cash	45,123	3,237
Cash at beginning of fiscal period	21,000	6,958
Cash at end of fiscal period	$66,123	$10,195

Note Regarding Non-GAAP Information
This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net income (loss), adjusted net income (loss) per common share - diluted, Adjusted EBITDA, and free cash flow. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in a table accompanying this release. These non-GAAP measures should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures are key metrics used by management, the Company’s board of directors, and Leonard Green and Partners, L.P., to assess its financial performance.
The Company presents adjusted net income (loss), adjusted net income (loss) per common share - diluted, and Adjusted EBITDA because it believes they assist investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance and because the Company believes it is useful for investors to see the measures that management uses to evaluate the Company. These non-GAAP measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. In evaluating these non-GAAP measures, you should be aware that in the future the Company will incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of these non-GAAP measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by relying on our GAAP results in addition to using non-GAAP measures supplementally. These non-GAAP measures are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.
The Company defines adjusted net income (loss) as net income (loss) before restructuring charges, severance charges, acquisition-related costs, impairment charges related to intangible assets, loss on extinguishment of debt, certain losses (gains) on disposal of assets, legal settlements and the tax impact of these adjustments and other unusual or infrequent tax items. We define adjusted net income (loss) per common share - diluted as adjusted net income (loss) divided by the diluted weighted average common shares outstanding. We use adjusted net income (loss) and adjusted net income (loss) per common share - diluted to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures. We present adjusted net income (loss) and adjusted net income (loss) per common share - diluted because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance and because we believe it is useful for investors to see the measures that management uses to evaluate the Company.
The Company defines EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. Adjusted EBITDA is calculated in accordance with the Company’s credit facilities and is one of the components for performance evaluation under its executive compensation programs. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items, including certain non-cash and other items that the Company does not consider in its evaluation of ongoing operating performance from period to period. The Company uses Adjusted EBITDA in connection with covenant compliance and executive performance evaluations, and to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. The Company believes it is useful for investors to see the measures that management uses to evaluate the Company, its executives and its covenant compliance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry.
The Company presents free cash flow, which the Company defines as net cash provided by operating activities in a period minus payments for property and equipment made in that period, because it believes it is a useful indicator of the Company’s overall liquidity, as the amount of free cash flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. Accordingly, we believe that free cash flow provides useful information to investors in understanding and evaluating our liquidity in the same manner as management. Our definition of free cash flow is limited in that it does not solely represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Although other companies report their free cash flow, numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by our management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow.
Additionally, this press release refers to the change in Elfa third-party net sales after the conversion of Elfa’s net sales from Swedish krona to U.S. dollars using the prior year’s conversion rate, which is a financial measure not calculated in accordance with GAAP. The Company believes the disclosure of the change in Elfa third-party net sales without the effects of currency exchange rate fluctuations helps investors understand the Company’s underlying performance.
The Container Store Group, Inc. Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except share and per share amounts) (unaudited)
The table below reconciles the non-GAAP financial measures of adjusted net income (loss) and adjusted net income (loss) per common share - diluted with the most directly comparable GAAP financial measures of GAAP net income (loss) and GAAP net income (loss) per common share - diluted.

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Numerator:
Net loss	$(16,106)	$(23,653)	$(30,838)	$(35,490)
Severance and retention charges(a)	637	9	690	2,462
Strategic alternatives fees(b)	2,853	—	4,485	—
Indefinite-lived asset impairment charges(c)	—	23,447	—	23,447
Long-lived asset impairment charges(d)	3,390	—	4,291	—
Taxes(e)	(1,502)	562	(2,049)	(187)
Adjusted net (loss) income	$(10,728)	$365	$(23,421)	$(9,768)

Denominator:
Weighted-average common shares — basic and diluted	3,322,940	3,297,237	3,316,881	3,290,279

Net loss per common share — basic and diluted	$(4.85)	$(7.17)	$(9.30)	$(10.79)
Adjusted net (loss) income per common share — diluted	$(3.23)	$0.11	$(7.06)	$(2.97)
________________________________________
(a)Severance and retention charges recorded in other expenses in the first and second quarter of fiscal 2024 and 2023, which we do not consider in our evaluation of ongoing performance.
(b)Expenses associated with legal and professional fees related to our review of strategic alternatives incurred in the first and second quarters of fiscal 2024, which we do not consider in our evaluation of ongoing performance.
(c)Non-cash goodwill impairment charge incurred in the second quarter of fiscal 2023, which we do not consider in our evaluation of ongoing performance.
(d)Non-cash long-lived asset impairment charge was recorded in the first and second quarters of fiscal 2024 related to stores which have been identified for closure in fiscal 2024, which we do not consider in our evaluation of ongoing performance.

(e)Tax impact of adjustments to net loss that are considered to be unusual or infrequent tax items, all of which we do not consider in our evaluation of ongoing performance.
The table below reconciles the non-GAAP financial measure Adjusted EBITDA with the most directly comparable GAAP financial measure of GAAP net income (loss).

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net loss	$(16,106)	$(23,653)	$(30,838)	$(35,490)
Depreciation and amortization	10,346	10,383	21,219	20,895
Interest expense, net	6,044	5,238	11,512	10,205
(Benefit) provision for income taxes	(4,401)	591	(8,894)	(2,995)
EBITDA	$(4,117)	$(7,441)	$(7,001)	$(7,385)
Pre-opening costs(a)	867	549	1,614	734
Non-cash lease expense(b)	87	(155)	(45)	(329)
Indefinite-lived asset impairment charges(c)	—	23,447	—	23,447
Long-lived asset impairment charges(d)	3,390	—	4,291	—
Stock-based compensation(e)	196	615	514	1,089
Foreign exchange losses (gains)(f)	(10)	2	(8)	(73)
Severance and retention charges(g)	637	9	690	2,462
Strategic alternatives fees(h)	2,853	—	4,485	—
Non-cash inventory reserve(i)	(1)	—	1,080	—
Adjusted EBITDA	$3,902	$17,026	$5,620	$19,945
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(a)Non-capital expenditures associated with opening new stores and relocating stores, including marketing expenses, travel and relocation costs, and training costs. We adjust for these costs to facilitate comparisons of our performance from period to period.
(b)Reflects the extent to which our annual GAAP operating lease expense has been above or below our cash operating lease payments. The amount varies depending on the average age of our lease portfolio (weighted for size), as our GAAP operating lease expense on younger leases typically exceeds our cash operating lease payments, while our GAAP operating lease expense on older leases is typically less than our cash operating lease payments.
(c)Non-cash goodwill impairment charge incurred in the second quarter of fiscal 2023, which we do not consider in our evaluation of ongoing performance.
(d)Non-cash long-lived asset impairment charge was recorded in the first and second quarters of fiscal 2024 related to stores which have been identified for closure in fiscal 2024, which we do not consider in our evaluation of ongoing performance.
(e)Non-cash charges related to stock-based compensation programs, which vary from period to period depending on volume and vesting timing of awards. We adjust for these charges to facilitate comparisons from period to period.
(f)Realized foreign exchange transactional gains/losses our management does not consider in our evaluation of ongoing performance.
(g)Severance and retention charges recorded in other expenses in the first and second quarters of fiscal 2024 and 2023, which we do not consider in our evaluation of ongoing performance.
(h)Expenses associated with legal and professional fees related to our review of strategic alternatives incurred in the first and second quarters of fiscal 2024, which we do not consider in our evaluation of ongoing performance.

(i)Non-cash charges related to lower of cost or market inventory reserve, which was recorded in the first quarter of fiscal 2024, which we do not consider in our evaluation of ongoing performance.
The table below reconciles the non-GAAP financial measure of free cash flow with the most directly comparable GAAP financial measure of net cash provided by operating activities.

	Twenty-Six Weeks Ended
	September 28, 2024	September 30, 2023
Net cash provided by operating activities	$4,702	$20,691
Less: Additions to property and equipment	(15,270)	(22,037)
Free cash flow	$(10,568)	$(1,346)